Exhibit 10.1

AGREEMENT

AGREEMENT dated this 23rd day of June 2010, by and between HOTELPLACE, INC. (hereinafter “HP”), a Nevada Corporation, with offices located at 4616 Florida Street, Suite 190, San Diego, California, 92116, Kenneth J. Yonika, President of HP by and through a wholly owned corporate entity known as Meta Partners, Ltd. (“Meta”) and Gary B. Wolff, P.C., counsel to HP, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, HP is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, offering expenses approximating  sixty five thousand  ($65,000) dollars  of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, HP has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President, by and through a wholly owned corporate entity known as Meta Partners, Ltd.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the HP’s prospectus, HP’s President, by and through a wholly owned corporate entity known as Meta Partners, Ltd..  agrees to loan HP the funds to cover the balance of outstanding professional and related fees relating to HP’s prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when HP has the financial resources to do so.  Gary B. Wolff, P.C., HP’s counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 23rd day of June 2010.

HOTELPLACE, INC.

/s/ Kenneth J. Yonika

By: ________________________________

Kenneth J. Yonika, President

META PARTNERS, LTD.

/s/ Kenneth J. Yonika

By: _________________________________

Kenneth J. Yonika, President

GARY B. WOLFF, P.C.

/s/ Gary B. Wolff

By:_________________________________

Gary B. Wolff, President